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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-40978, 333-50326, 333-50328, and 33-94364) pertaining to the
Fremont General Corporation 1997 Stock Plan, the Fremont General and Affiliated Companies Investment Incentive Program, the Fremont General Corporation Supplemental Retirement Plan and Fremont General Corporation Senior Supplemental Retirement Plan, and the Fremont General Corporation Non-qualified Stock Option Plan of 1989, respectively, and the Registration Statement (Form S-8/S-3 No. 333-17525) as amended pertaining to the Fremont General Corporation 1995 Restricted Stock Award Plan of our report dated March 23, 2001, with respect to the consolidated financial statements and schedules of Fremont General Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Los Angeles, California
March 28, 2001